UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 1, 2026
Date of Report (date of earliest event reported)
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Burke & Herbert Financial Services Corp.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation or organization)	001-41633 (Commission File Number)	92-0289417 (I.R.S. Employer Identification Number)
100 S. Fairfax Street Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 666-3555
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.50	BHRB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 - Completion of Acquisition or Disposition of Assets
Effective on May 1, 2026 (the “Closing Date”), Burke & Herbert Financial Services Corp., a Virginia corporation (“Burke & Herbert”), completed its previously announced merger with LINKBANCORP, Inc., a Pennsylvania corporation (“LNKB”), pursuant to the Agreement and Plan of Merger dated December 18, 2025 between Burke & Herbert and LNKB (the “Merger Agreement”).
Pursuant to the Merger Agreement, on the Closing Date, (i) LNKB merged with and into Burke & Herbert, with Burke & Herbert continuing as the surviving corporation (the “Merger”), and (ii) immediately following the Merger, LINKBANK, a Pennsylvania chartered commercial bank and a wholly-owned subsidiary of LNKB (“Link”), merged with and into Burke & Herbert Bank & Trust Company, a Virginia chartered bank (“Burke & Herbert Bank”) and a wholly-owned subsidiary of Burke & Herbert, with Burke & Herbert Bank as the surviving bank (the “Bank Merger”).
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each LNKB share of common stock, par value $0.01 per share (“LNKB Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Burke & Herbert and LNKB, was converted into the right to receive 0.1350 shares (the “Exchange Ratio”) of common stock, par value $0.50 per share, of Burke & Herbert (“Burke & Herbert Common Stock,” and such shares, the “Merger Consideration”). Holders of LNKB Common Stock will receive cash in lieu of fractional shares of Burke & Herbert Common Stock in accordance with the terms of the Merger Agreement. The total aggregate consideration payable in the Merger was approximately 5,102,855 shares of Burke & Herbert Common Stock. The issuance of shares of Burke & Herbert Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement on Form S-4 (File No. 333-292956), initially filed by Burke & Herbert with the Securities and Exchange Commission (the “SEC”) on January 26, 2026, and as amended and declared effective on January 30, 2026 (the “Registration Statement”).
Treatment of LNKB Equity-Based Awards
Each time-vesting restricted share of LNKB Common Stock granted under LNKB’s equity incentive plans (the “LNKB Stock Plans”) that was outstanding and unvested immediately prior to the Effective Time, fully vested and received the treatment set forth in the Merger Agreement applicable to shares of LNKB Common Stock, subject to applicable tax withholding as provided in the LNKB Stock Plans and applicable award agreements.
Also pursuant to the Merger Agreement, each outstanding and unsettled restricted stock unit award granted in respect of LNKB Common Stock under the LNKB Stock Plans (each, an “LNKB RSU”), without any required action on the part of LNKB or any holder of such LNKB RSUs, fully vested (if unvested) and was canceled and automatically converted into the right to receive, with respect to each share of LNKB Common Stock underlying the LNKB RSU, the Merger Consideration, as if such LNKB RSU had been settled in shares of LNKB Common Stock immediately prior to the Effective Time, subject to applicable tax withholding as provided in the LNKB Stock Plans and applicable award agreements.
Furthermore, pursuant to the Merger Agreement, at the Effective Time, each stock option in respect of shares of LNKB Common Stock granted under the LNKB Stock Plans (each such stock option, an “LNKB Option”) that was outstanding immediately prior to the Effective Time, was assumed by Burke & Herbert (such LNKB Option, an “Assumed Option”) and converted into a stock option exercisable for (subject to achievement of the applicable time-based vesting conditions based on service after the Closing Date to Burke & Herbert) a number of shares of Burke & Herbert Common Stock equal to the number of shares of LNKB Common Stock underlying the LNKB Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, with an exercise price per share of Burke & Herbert Common Stock equal to the exercise price applicable to the underlying LNKB Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest cent. Each Assumed Option shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding LNKB Option immediately prior to the Effective Time.
Treatment of LNKB Warrants
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each warrant to acquire shares of LNKB Common Stock (each such warrant, an “LNKB Warrant”) that was outstanding immediately prior to the Effective Time was converted into a warrant exercisable for a number of shares of Burke & Herbert Common Stock equal to the number of shares of LNKB Common Stock underlying the LNKB Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share. Such warrants have an exercise price per share of Burke & Herbert Common Stock equal to the exercise price applicable to the underlying LNKB Warrant immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest cent, and will otherwise continue to have, and shall be subject to, the same terms and conditions as applied to the underlying LNKB Warrant immediately prior to the Effective Time.
Certain Governance Matters
The Merger Agreement provides that, prior to the Effective Time, each of Burke & Herbert and Burke & Herbert Bank will take certain actions regarding governance matters to take effect as of the Effective Time related to Burke & Herbert as the surviving corporation and Burke & Herbert Bank as the continuing bank. These include the appointment of two members of the LNKB board of directors to the board of directors of Burke & Herbert as the surviving corporation, each of whom would qualify as an “independent director” pursuant to the listing standards of the Nasdaq Stock Market LLC as mutually agreed by Burke & Herbert and LNKB (the “LNKB Continuing Directors”). The Merger Agreement also provided for the appointment of three members to the board of directors of Burke & Herbert Bank as the continuing bank, two of whom shall be the LNKB Continuing Directors, and one of whom shall be the current Chief Executive Officer of LNKB and Link, Andrew Samuel (the “LINKBANK Continuing Directors”).
Therefore, pursuant to the Merger Agreement, each of Burke & Herbert and Burke & Herbert Bank, effective as of the Effective Time, took such actions as necessary to appoint the LNKB Continuing Directors and the LINKBANK Continuing Directors. See “Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” and “Item 5.03 –Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” in this Current Report on Form 8-K for additional details on the appointment of the LNKB Continuing Directors.
The officers of Burke & Herbert as of immediately prior to the Effective Time shall be the officers of Burke & Herbert as the surviving corporation at the Effective Time.
As of the Effective Time, Andrew Samuel, the Chief Executive Officer of LNKB, joined Burke & Herbert Bank as Senior Advisor; Carl Lundblad, the President of LNKB, joined Burke & Herbert and Burke & Herbert Bank as Executive Vice President and Chief Operating Officer; and Brent Smith, the President of Link, joined Burke & Herbert Bank as Executive Vice President, Pennsylvania Market Leader. At the Effective Time, the previously disclosed employment agreements with each of Mr. Samuel, Mr. Lundblad and Mr. Smith, became effective.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Directors
In accordance with the terms of the Merger Agreement, and as previously disclosed, as of the Effective Time, the Burke & Herbert board of directors appointed current LNKB directors Diane Poillon and Kristen Snyder to the board of the surviving corporation as the LNKB Continuing Directors.
Additional details concerning the appointment of Mses. Poillon and Snyder as the LNKB Continuing Directors and biographical information related to the LNKB Continuing Directors can be found in the Current Report on Form 8-K filed by Burke & Herbert with the SEC on March 13, 2026, and are incorporated by reference herein.
Appointment of Chief Operating Officer
As of the Effective Time, Carl Lundblad, the current president of LNKB, joined Burke & Herbert and Burke & Herbert Bank as Executive Vice President and Chief Operating Officer, the principal operating officer of Burke & Herbert. Mr. Lundblad, age 55, has served as LNKB’s President since 2019. He was also the Chief Risk Officer from 2019 until May 2024. Mr. Lundblad has more than 25 years of strategic, legal and operational leadership experience in the financial services industry, including as Executive Vice President and Chief Legal and Administrative Officer of Susquehanna Bancshares, Inc. from 2012 to 2015, up to and including the successful acquisition of Susquehanna by BB&T Corporation (now Truist Financial Corporation). Prior thereto, he served as Executive Vice President and General Counsel of Graystone Bank and Tower Bancorp, Inc. from 2007 to 2012. Previously, he was a partner and manager of the Banking & Securities practice at the law firm of Rhoads & Sinon LLP. From 2016 to 2019, Mr. Lundblad served as Chief Executive Officer of Ten Thousand Villages, a nonprofit fair-trade retail and wholesale organization. There are no family relationships between Mr. Lundblad and any director or executive officer of Burke & Herbert.
On December 18, 2025, Mr. Lundblad entered into an employment agreement with Burke & Herbert Bank (the “Employment Agreement”), to be effective upon the consummation of the Merger at the Effective Time. The Employment Agreement provides for Mr. Lundblad’s employment as Executive Vice President of Burke & Herbert Bank. It provides for an initial two year term that will automatically renew for additional two year terms unless Burke & Herbert Bank provides written notice of non renewal at least 90 days prior to the expiration of the then-current term or the agreement is otherwise terminated in accordance with its terms.
The Employment Agreement provides for an annual base salary of $494,400. Mr. Lundblad will have the opportunity to earn an annual incentive with a target amount not less than 60% of his base salary for each performance year, with actual awards determined by Burke & Herbert Bank in its discretion based on applicable performance criteria. In connection with the merger, Mr. Lundblad is entitled to a one-time cash payment of $1,146,074, which is, in part, consideration for entering into and complying with his Restrictive Covenant Agreement (described below). Mr. Lundblad is also entitled to receive a restricted stock unit award in connection with the consummation of the merger, which will generally vest in two equal installments on the first and second anniversaries of May 15, 2026, subject to continued employment and certain accelerated vesting provisions upon qualifying terminations of employment. The number of restricted stock units subject to the award will be calculated by dividing $617,117 by the average closing price of Burke & Herbert’s Common Stock on the five trading days following the merger.
Under his Employment Agreement, Mr. Lundblad is entitled to participate in Burke & Herbert Bank’s employee benefit plans on the same basis as similarly situated employees of Burke & Herbert Bank and is entitled to at least 30 days of paid time off per full calendar year (pro rated for partial years), with unused accrued paid time off generally payable upon termination of employment. He will also continue to be provided with the use of a company owned automobile and with payment of country club dues. In addition, the Employment Agreement provides for indemnification arrangements and directors’ and officers’ liability insurance coverage for Mr. Lundblad in connection with any service as an officer, in each case subject to applicable law.
If Burke & Herbert Bank terminates Mr. Lundblad’s employment without “Just Cause,” or if he resigns for “Good Reason” (as such terms are defined in his Employment Agreement) during the term of the agreement, then, subject to the execution and non revocation of a release of claims, he will be entitled to a lump sum cash severance payment. If the termination occurs on or prior to May 1, 2027, such lump sum cash severance payment will be equal to one half of the sum of (A) his annual base salary and (B) an amount equal to 60% of his base salary. If the termination occurs after May 1, 2027, such lump sum cash severance payment will be equal to the sum of (A) his annual base salary and (B) an amount equal to 60% of his base salary. In addition, under the Employment Agreement, any unvested portion of the restricted stock unit award granted in connection with the merger will vest in full upon such a qualifying termination.
The Employment Agreement includes a net best provision, so that in the event Mr. Lundblad is entitled to excess parachute payments under Section 280G of the Internal Revenue Code, the payments will be reduced so that they fall below the Section 280G threshold, or will be paid in full even though they will trigger an excise tax, whichever result is better for Mr. Lundblad on an after tax basis. Under the Employment Agreement, Mr. Lundblad agrees to comply with and be bound by Burke & Herbert and Burke & Herbert Bank’s policies, including any clawback policies applicable to incentive compensation and equity awards.
As a condition of the Employment Agreement, Mr. Lundblad entered into a Non Disclosure and Restrictive Covenant Agreement (the “Restrictive Covenant Agreement”), and he will receive $1,000 of additional consideration in connection therewith. The Restrictive Covenant Agreement contains non disclosure and non disparagement provisions and non competition and non solicitation covenants. The non competition and customer and employee non solicitation covenants apply for 18 months following termination of Mr. Lundblad’s employment. The Restrictive Covenant Agreement also provides that, if Mr. Lundblad materially breaches certain of these post employment covenants within a specified period following the Merger, he will forfeit, and may be required to repay, some or all of the cash payments payable in connection with the Merger and any severance payments otherwise payable under his Employment Agreement.
The foregoing summary and description of the Employment Agreement and Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the

Restrictive Covenant Agreement, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.
In connection with Mr. Lundblad’s appointment as Chief Operating Officer of Burke & Herbert and Burke & Herbert Bank, Joseph Hager, the current Chief Operating Officer of Burke & Herbert and Burke & Herbert Bank, will no longer serve as Burke & Herbert’s principal operating officer. Mr. Hager’s employment with Burke & Herbert and Burke & Herbert Bank will continue in his new role of Chief Operations Officer.
Except with respect to Mr. Lundblad and Mr. Hager, the officers of Burke & Herbert and Burke & Herbert Bank as of immediately prior to the Effective Time are the officers of Burke & Herbert as the surviving corporation and Burke & Herbert Bank as the continuing Bank at the Effective Time.
Appointment of Chief Financial Officer
On May 1, 2026, Burke & Herbert announced the appointment of Kirtan Parikh as its Executive Vice President and Chief Financial Officer, effective July 1, 2026. Mr. Parikh’s appointment is in conjunction with the previously announced retirement of H. Charles Maddy, III as the President of Burke & Herbert and Burke & Herbert Bank, effective June 30, 2026, and the anticipated appointment of Roy E. Halyama, Burke & Herbert’s current Executive Vice President and Chief Financial Officer, as the President of Burke & Herbert and Burke & Herbert Bank at the organizational meeting of the Board following the 2026 annual meeting of shareholders to be held on June 18, 2026.
Mr. Parikh, age 44, is an accomplished finance and accounting operations leader with over twenty years of professional experience. Mr. Parikh currently serves as Burke & Herbert’s Director of Strategy and served in the additional role of Interim Chief Accounting Officer from December 3, 2024 to April 21, 2025. Mr. Parikh previously served as Burke & Herbert’s Senior Vice President and Chief Accounting Officer from April 6, 2021 until the merger of Burke & Herbert and Burke & Herbert Bank with Summit Financial Group, Inc. and Summit Community Bank, Inc., respectively, which occurred on May 3, 2024.
From 2015 to 2021, Mr. Parikh was a senior manager at Deloitte. In addition, Mr. Parikh spent two years at the Office of the Comptroller of Currency in Washington, DC as a Professional Accounting Fellow. He is a graduate of Boston University where he earned a Bachelor of Science in Business Administration, with concentrations in Finance and Accounting and minor in Economics. He also completed the Chief Strategy Officer Program from Wharton Executive Education in June 2025. He is a Certified Public Accountant in the Commonwealth of Virginia and is a Chartered Financial Analyst®.
No family relationship exists between Mr. Parikh and any of Burke & Herbert’s directors or executive officers. There are no arrangements or understandings between Mr. Parikh and any other person pursuant to which Mr. Parikh was appointed as an officer of Burke & Herbert, nor are there any transactions to which Burke & Herbert is or was a participant and in which Mr. Parikh had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Immediately prior to the Effective Time, the Burke & Herbert board of directors amended and restated Burke & Herbert’s bylaws to remove the range of the number of directors that may serve on the board and permit the board of directors to establish, increase, or decrease the number of directors, subject to and in accordance with the Burke & Herbert’s articles of incorporation, as amended. The board also increased the size of the board to seventeen directors.
The foregoing description of the amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.
Item 8.01 - Other Events
On May 1, 2026, Burke & Herbert issued a press release announcing the completion of the Merger and the Bank Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.
(b) Pro forma financial information.
The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.
(c) Shell company transactions. None.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of December 18, 2025, by and between Burke & Herbert Financial Services Corp. and LINKBANCORP, Inc. (incorporated by reference to Exhibit 2.1 of Burke & Herbert’s Current Report on Form 8-K filed December 18, 2025).

3.1*	Amended and Restated Bylaws of Burke & Herbert Financial Services Corp.
10.1*	Employment Agreement dated December 18, 2025 by and between Burke & Herbert Bank & Trust Company and Carl Lundblad
10.2*	Non-Disclosure and Restrictive Covenant Agreement dated December 18, 2025 by and between Burke & Herbert Bank & Trust Company and Carl Lundblad
99.1*	Press Release, dated May 1, 2026
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of May, 2026.

Burke & Herbert Financial Services Corp.

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President, CFO